Exhibit 11

Relinquishment Agreement

This Relinquishment Agreement dated as of March 1, 2017 (as amended, modified, supplemented or restated from time to time, this “Agreement”) reflects certain agreements of Och-Ziff Holding Corporation, as the general partner of OZ Management LP (“OZM”) and OZ Advisors LP (“OZA”), Och-Ziff Holding LLC (together with Och-Ziff Holding Corporation, collectively, the “General Partners”), as the general partner of OZ Advisors II LP (“OZAII” and, together with OZM and OZA, the “Partnerships”), Daniel S. Och (the “Limited Partner”) and his Related Trusts named on the signature pages of this Agreement (the “Och Trusts”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in each of the limited partnership agreements of the Partnerships dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreements”). This Agreement shall be a “Partner Agreement” (as defined in the Limited Partnership Agreements).

1. Cancellation of Class A Common Units. The Limited Partner and the Och Trusts each hereby agree with the General Partners that they shall conditionally relinquish 30,000,000 in the aggregate of their vested Class A Common Units in each of the Partnerships (“Cancellable Units”) in connection with the grants of Class D Common Units in each of the Partnerships (“Incentive D Units”) to James S. Levin (“Levin”) pursuant to Partner Agreements between Levin and the Partnerships dated as of February 14, 2017 (the “Levin Partner Agreements”), with such Cancellable Units to be cancelled as of the date hereof, immediately following the Transfers of vested Class A Common Units made in accordance with the Equalization, Transfer and Exchange Agreement attached hereto as Exhibit A (the “Equalization Agreement”). The number of Cancellable Units of the Limited Partner and each Och Trust in each Partnership to be cancelled pursuant to this Section 1 shall be determined on a pro rata basis in accordance with the number of Equivalent Units (as defined in the Equalization Agreement) as determined as of the date hereof, and such numbers of Cancellable Units shall then be specified opposite the name of the Limited Partner or such Och Trust, respectively, on the signature page of this Agreement; provided, that (i) the aggregate number of Cancellable Units in each Partnership cancelled as of the date hereof shall remain equal to 30,000,000, and (ii) following any adjustment of the Cancellable Units held by the Limited Partner or an Och Trust following the date hereof in accordance with Section 2 of the Equalization Agreement, the Pro Rata Percentages (as defined herein) shall automatically be adjusted to reflect such adjustment.

2. Reallocation.

(a) Forfeiture of Reallocable Units. The General Partners agree that, upon any forfeiture by Levin or his Related Trusts (the “Levin Trusts”) of any Incentive D Units in each Partnership (including, without limitation, any COC Incentive D Units (as defined in the Levin Partner Agreements) following a Change of Control) (or Class A Common Units into which any such Incentive D Units have converted), pursuant to the terms of the Levin Partner Agreements (collectively, “Reallocable Units”), the lesser of (i) all such Reallocable Units in such Partnership, and (ii) 30,000,000 Reallocable Units in such Partnership shall be reallocated in accordance with the terms of the Limited Partnership Agreements from Levin and the Levin Trusts to such Partnership and then subsequently reallocated from such Partnership to the Limited Partner and the Och Trusts pro rata based on the number of Cancellable Units held by the Limited Partner and the Och Trusts that were cancelled pursuant to Section 1 above, as specified opposite the name of the Limited Partner and each such Och Trust, respectively, on the signature pages of this Agreement

(the “Pro Rata Percentage”); provided that each of the Limited Partner and the Och Trusts shall receive a whole number of Reallocable Units in each Partnership, but not to exceed 30,000,000 Reallocable Units in each Partnership in the aggregate. To the extent that Levin and the Levin Trusts forfeit more than 30,000,000 Reallocable Units in each Partnership, Och shall remain eligible to receive a portion of the Reallocable Units that are not reallocated pursuant to the foregoing provisions of this Section 2(a) in accordance with the terms of the Limited Partnership Agreements.

(b) Reallocated Units. The General Partners agree that, if any Reallocable Units are reallocated to the Limited Partner and the Och Trusts as described in Section 2(a) above, all such Reallocable Units shall convert into vested Class A Common Units upon such reallocation.

(c) Forfeiture of Escrowed Amounts. In the event that any COC Incentive Units (as defined in the Levin Partner Agreements) or other amounts in the escrow account described in Section 4(d)(2) of the Levin Partner Agreements as in effect on the date hereof are reallocable to the Limited Partner in accordance with the provisions of the Limited Partnership Agreements and the Levin Partner Agreements, in each case as in effect on the date hereof, the General Partners shall cause such amounts to be promptly reallocated to the Limited Partner as described therein.

(d) Adjustments. In the event any change in the number of Retention D Units (or Class A Common Units into which such Retention D Units have converted) shall occur as a result of any unit split (including a reverse unit split) or combination, any unit dividend or distribution (including any dividend or distribution of securities convertible into or exchangeable for such units), reclassification, recapitalization or similar event, then the number of Retention D Units or Class A Common Units, as applicable, and any other items set forth herein that are based on such units (including Cancellable Units, Reallocable Units and COC Incentive Units), shall be equitably adjusted to reflect such change. In the event of any Change of Control or other reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring Person (if applicable) or the applicable parent entity in a Change of Control shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the General Partners and the Partnerships and all the obligations and liabilities hereunder.

3. Miscellaneous.

(a) Except as specifically provided herein, this Agreement cannot be amended or modified except by a writing signed by the Limited Partner and the General Partners.

(b) This Agreement and any amendment hereto shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Limited Partner and the Och Trusts, and references to the Limited Partner and the Och Trusts shall include all successors and assigns thereof. This Agreement and any amendment hereto may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

(c) The relinquishment of Cancellable Units pursuant to Section 1(a) shall not affect the respective Capital Accounts of the Limited Partner and the Och Trusts in each of the Partnerships (or the federal income tax basis or other tax attributes of their respective Interests in each Partnership). This Agreement shall be treated as part of the Limited Partnership Agreement of each Partnership as described in Section 761(c) of the Code and sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned hereby agrees to be bound by the terms and provisions set forth in this Agreement.

	Number of Cancellable Units cancelled in each Partnership	Pro Rata Percentage of Total Cancellable Units
THE LIMITED PARTNER:

/s/ Daniel S. Och Name: Daniel S. Och	15,380,546	51.27%

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Agreement.

OCH TRUSTS	Number of Cancellable Units cancelled in each Partnership	Pro Rata Percentage of Total Cancellable Units

THE FAMILY TRUST CREATED UNDER ARTICLE IV OF THE DANIEL S. OCH 2014 DESCENDANTS’ TRUST AGREEMENT By: /s/ Daniel S. Och Name: Daniel S. Och Title: Trustee By: /s/ Jane C. Och Name: Jane C. Och Title: Trustee	666,008	2.22%

THE FAMILY TRUST CREATED UNDER ARTICLE III OF THE JANE C. OCH 2011 DESCENDANTS’ TRUST AGREEMENT By: /s/ Susan Och Kalver Name: Susan Och Kalver Title: Trustee By: /s/ Jonathan Och Name: Jonathan Och Title: Trustee	5,659,705	18.87%

THE FAMILY TRUST CREATED UNDER ARTICLE IV OF THE OCH CHILDREN’S TRUST 2012 AGREEMENT By: /s/ Daniel S. Och Name: Daniel S. Och Title: Trustee By: /s/ Jane C. Och Name: Jane C. Och Title: Trustee	8,293,741	27.65%

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Agreement.

OCH-ZIFF HOLDING CORPORATION, as the general partner of OZM and OZA

By:	/s/ Wayne N. Cohen
Name:	Wayne N. Cohen
Title:	President and Chief Operating Officer

OCH-ZIFF HOLDING LLC, as the general partner of OZAII

By:	/s/ Wayne N. Cohen
Name:	Wayne N. Cohen
Title:	President and Chief Operating Officer

5